UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2010

BLACK TUSK MINERALS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52372 (Commission File Number)	20-3366333 (IRS Employer Identification No.)

7425 Arbutus Street, Vancouver, British Columbia, Canada V6P 5T2

(Address of principal executive offices and Zip Code)

(778) 999-2575

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

                On January 21, 2010, the Company announced a 2-for-1 forward stock split of its issued and outstanding shares of common stock, par value $0.001 per share, by way of a share dividend. The press release announcing the stock split is filed herewith as Exhibit 99.1.

Item 8.01	Other Events

On January 18, 2010, the Board of Directors of the Company authorized and approved a 2-for-1 forward stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share, by way of a share dividend. The stock split by way of share dividend was effected by the Company’s Board of Directors pursuant to, and without shareholder approval in accordance with, Nevada Revised Statutes Section 78.215(3).

To effect the stock split by way of a share dividend, the Company has authorized and directed its transfer agent to issue a new stock certificate to each shareholder of record as of February 1, 2010 at 4:30 p.m. Pacific Daylight Time (the “Record Date”) representing one additional share of the Company’s common stock for each share of common stock held by such shareholder as of the Record Date. Full instructions regarding the stock split are being sent to the Company’s shareholders advising that no action is required by the Company’s shareholders to effect the stock split and that stock certificates currently held by such shareholders shall remain valid following the stock split. The payable date for the stock split is February 15, 2010.

Immediately prior to the stock split, the Company had 23,594,631 shares of common stock issued and outstanding. After giving effect to the stock split, the Company will have 47,189,262 shares of common stock issued and outstanding.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit
99.1	Press Release dated January 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK TUSK MINERALS INC.

By:	/s/ Gavin Roy Name: Gavin Roy Title: President and Director Dated: January 21, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release dated January 21, 2010